EXHIBIT 10.49




                            STOCK PURCHASE AGREEMENT

This Agreement, made and concluded this 12 day of April, 2004 is by and between Elsa Herrara, Laura Bazo, Margarita Valverde, Maria del Rosario Chaves and Maria Theresa Stanfield (hereinafter "Sellers"), and

American Leisure Holdings, Inc., a Nevada corporation with its principal office and place of business located at Orlando, Florida (hereinafter "AMLH").

                                   WITNESSETH

Whereas, Herrara, Bazo, Valverde, Chaves and Stanfield are also owners of Preferred Stock in the Florida corporation known as Around The World Travel, Inc. of Coral Gables, Florida ("AWT"); and

Whereas, AMLH has made an offer to Sellers to acquire the Preferred Stock; and

Whereas, Sellers have accepted the AMLH offer and the Parties desire to memorialize their agreement.

Now, therefore, in consideration of the mutual promises herein contained, it is agreed as follows.

1 . Recitals. The forgoing Recitals are true and accurate and are incorporated herein.

2. Preferred Stock. Seller, Herrara represents that she owns 2,000 shares of Preferred Stock. Seller, Bazo represents that she owns 1,600 shares of Preferred Stock. Seller, Valverde represents that she owns 1,000 shares of Preferred Stock. Seller, Chaves represents that she owns 1,000 shares of Preferred Stock. Seller, Stanfield represents that she owns 1,400 shares of Preferred Stock. Said shares are not leveraged, assigned as collateral or in any way impaired such that they can not convey them. AMLH hereby acknowledges that said stock may contain restrictive legends and has no objection thereto. Sellers hereby provide a statement from AWT executed by a duly authorized officer of AWT that verifies their Preferred Stock holding. Attached hereto as Exhibits B-1 through B-5 are copies of the stock certificates numbered PA-32, PA-33, PA-34, PA-35, PA-36, respectively.

3. Consideration to Be Paid. A.) AMLH agrees to pay to Sellers the sum of $250.00 upon execution hereof. Receipt of said payment is acknowledged by Sellers.

4. Indemnities. AMLH hereby agrees to indemnify Sellers from any and all loss, cost or expense associated with the transfer of the Preferred Stock of AWT relative to any rights that AMLH may have under state and federal laws and regulations of the state and federal regulatory bodies relating to the private sale of exempt, non-registered securities. AMLH is an accredited investor as defined in Rule 501 of Regulation D of the Securities Act of 1933, as amended (the "Act").

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5.   Timing  and  Closing.   The Parties agree that the documents and securities
recited  herein  shall  be  exchanged  upon  execution  of  this  Agreement.

6. Disclosures. AMLH has disclosed and by these presents re-affirms their disclosure to Sellers that it currently intends to seek an agreement with AWT to purchase the entire asset array of AWT (the "Assets")- In such pursuit, AMLH is making this Agreement, as it intends to do with most, if not all, of the other shareholders of AWT, so as to structure the acquisition of the Assets in such a way as to provide a fair and amicable transition of the ownership of and the business operations of AWT in and to AMLH. At present, AMLH holds an Option to Buy all of the membership units of the majority shareholder of AWT. Further, AMLH has made an agreement with GCD Acquisition Corp. to acquire the ownership and rights of the senior secured debt (formerly owed to Galileo International, LLC) owed by AWT. In addition, AMLH intends to make appropriate use of the staff and management of AWT in the ongoing operations of the AMLH Travel Division.

7. Releases. In light of the Disclosures, AMLH requires and Sellers agree to look solely to AMLH for the performance of the obligations contained herein and, as such, said obligations shall replace and supercede all obligations of AWT, ATWH and the officers, members and directors of said entities. Further, Sellers agree to release AWT, Guarantors, their members, officers and directors for all acts or commitments made prior to the date of this Agreement.

8. Entire Agreement. This Agreement contains all aspects of the agreements between the Parties. This Agreement supercedes all prior written and oral communications pertaining to the transaction described herein. Any element deemed unenforceable will not vitiate the remaining provisions or this Agreement. This Agreement is not assignable without the written consent of the other Party except that AMLH may assign this Agreement to a subsidiary controlled by AMLH but no such assignment shall relieve AMLH from the responsibilities incurred herein.

Dated  at  Coral  Gables,  Florida  this  12th  day  of  April,  2004.

Sellers:
--------

/s/ Elsa Herrara          /s/ Laura Bazo
----------------          --------------
Elsa Herrara              Laura Bazo

/s/ Margarita Valverde    /s/ Maria del Rosario Chaves
----------------------    ----------------------------
Margarita Valverde        Maria del Rosario Chaves

/s/ Maria Theresa Stanfield
---------------------------
Maria Theresa Stanfield

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Dated at Orlando, Florida this 12th day of April, 2004.


/s/ Malcolm Wright
------------------
Malcolm Wright, President
American Leisure Holdings, Inc.

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